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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  Earliest  event  reported):  August  26,  2002

                             RUBINCON VENTURES INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

     0-29429                              51-0388133
     -------                              ----------
(Commission  File  Number)       (IRS  Employer Identification No.)

4761  Cove  Cliff  Road
North  Vancouver,  British  Columbia,  Canada,          V7G  1H8
----------------------------------------------          --------
(Address  of  principal  executive  offices)          (Zip  Code)

Registrant's  telephone  number,  including  area  code:  1-604-929-0637

ITEM  1.  CHANGE  IN  CONTROL  OF  REGISTRANT

Not  Applicable

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

Not  Applicable

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

Not  Applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  Applicable

ITEM  5.  OTHER  EVENTS

     On October 20, 2002 the Registrant sent written consent notices to its shareholders to ratify certain actions previously approved by the directors but


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for  which  shareholder approval was not sought at the time.   The actions to be
approved  by  the  shareholders  were  as  follows:

1. The ratification of the change in the authorized share capital from 1,500 common shares with a par value of $0.001 per share as stated in the Certificate of Incorporation dated February 2, 1999 and amended by the director under the Certificate of Amendment of Certificate of Incorporation dated April 12, 1999 to 25,000,000 common shares with a par value of $0.001 per share; and

2. The approval of the issuance of 2,400,820 common shares at a price of $0.001 approved by the director under a Resolution of Directors dated February 25, 1999.

The Registrant received written confirmation from the shareholders whereby a total of 2,190,820 common shares, or 91.25 percent of the issued and common shares voted in favor of the above noted two actions with no share voting against either action.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

Not  Applicable

ITEM  7.  FINANCIAL  STATEMENTS

Not  Applicable

ITEM  8.  CHANGE  IN  FISCAL  YEAR

Not  Applicable

ITEM  9.  REGULATION  FD  DISCLOSURE

Not  Applicable

EXHIBITS

Not  Applicable







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RUBINCON  VENTURES  INC.
                                           ------------------------
                                        (Registrant)

Date:  January  10,  2003                    /s/  "Ted  Reimchen"
                                             --------------------
                                   Ted  Reimchen,  President  and  Director

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